UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2007

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California 92620
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 559-4444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  Edwin G. Summers, who served as Vice President of Operations for Hines Horticulture, Inc. (the “Company”) is no longer employed as an officer of the Company and its subsidiaries effective September 26, 2007. Pursuant to the terms of the existing Employment Agreement (the “Summers Employment Agreement”), by and between Mr. Summers and Hines Nurseries, Inc., a wholly-owned subsidiary of the Company, Mr. Summers is entitled to receive (i) a severance payment of two-times his annual base salary and an amount equal to continuing health insurance benefits for a one year period, less applicable withholding, and (ii) a lump sum cash payment in 2008 equal to a pro rata portion of Mr. Summers’ bonus for the 2007 fiscal year (determined upon the basis of the pro rata portion of Hines’ sales to the date of termination as compared to the sales for the full fiscal year). The foregoing description of the Summers Employment Agreement is only a summary and is qualified in its entirety by reference to the full terms and conditions of the Summers Employment Agreement which was filed as Exhibit 10.28 to the Company's Form 10-K/A for the year ended December 31, 2005 and filed on May 12, 2006 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2007	HINES HORTICULTURE, INC.

	By:	/s/ Claudia M. Pieropan
Claudia M. Pieropan
Chief Financial Officer, Secretary and Treasurer

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